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                                                            Exhibit 10.1

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made effective as of the 17th day of January, 1995, by and between Sky Alland Research, Inc., a Maryland corporation (the "Company"), and Richard T. Hebert (the "Employee").

                              W I T N E S S E T H:

The Company desires to employ the Employee and the Employee is willing to accept such employment with the Company on the terms and subject to the conditions and limitations contained i this Agreement. Accordingly, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

1. EMPLOYMENT. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company on the terms and conditions set forth in this Agreement.

2.. DUTIES. The Employee shall perform, under the direction of the Board of Directors the duties of President and CEO for the Company, which duties shall include the management and supervision of the Company and duties as are consistent with this position as may be assigned or delegated from time to time by the Board of Directors of the Company. The Employee agrees to be so employed and shall devote his best efforts and substantially all of his business time to advance the interests of the Company, subject to reasonable vacations compatible with his position. The Employee shall perform his duties hereunder in compliance with all Company policies applicable thereto.

3. EMPLOYMENT TERMS. The term of the Employee's employment hereunder (the Employment Term") shall commence as of the date hereof and, unless extended by the terms of this Paragraph 3 or otherwise modified by separate agreement


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         signed by all parties hereto, or terminated as otherwise provided herein, shall terminate on December 31, 1995. The term of the Employee's employment shall be renewed and extended automatically for additional one-year periods thereafter (each, an "Extended Employment Term"), until terminated pursuant to Paragraph 6 hereof. Paragraphs 8, 9, and 10 shall continue in force in accordance with provisions therein and shall survive the expiration of the Employment Term and each Extended Employment Term.

4. COMPENSATION. During the Employment Term and each Extended Employment Term under this Agreement, the Employee shall be paid his entire compensation for services performed under this Agreement as follows:

               a. SALARY. The Employee shall receive a salary ("Salary") paid at a rate of $12,500 per month, which shall be reviewed at least annually by the Board of Directors and adjusted at their discretion. In no event shall the Employee's Salary be less than $150,000 per year. The Salary shall be paid in such increments as are established by the Company, but in no event less frequently than once per calendar month.

               b. INCENTIVE COMPENSATION. The Employee may be paid an incentive compensation ("Incentive Compensation") in addition to his Salary, including cash awards and stock options, as awarded at the discretion of the Board of Directors of the Company in recognition of exceptional performance.

5.       OTHER BENEFITS.

         a. In addition to the compensation set forth in Paragraph 4, the Company shall provide for the Employee, during the Employment Term and each Extended Employment Term, the following benefits:

                  (i) payment of premiums for a medical insurance plan covering the Employee, including hospitalization, major medical, dental and prescriptions, and payment of the premiums for his dependents for


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                         inclusion in such medical insurance plan, in such
                         amounts which the Company will pay on behalf of its other management officials, if at all;

                  (ii) assuming underwriting is obtained, disability insurance equal to 75% of base wage will be provided;

                  (iii) the same or similar leave or absence from work on account of personal illness as is the policy of the Company to grant to other management officials;

                  (iv) 4 weeks of vacation per each calendar year. It is the intention of the parties that the Employee take all vacation allotted to him within the calendar year for which the vacation is awarded, consistent with his duties and the demands on his time made from the ongoing operation of the Company's business. Should the Employee not take all of the allotted days of vacation in a given calendar year which he is entitled to take, he will lose that vacation time and will not be entitled either to carry over the unused vacation to succeeding years or to receive payment in respect of such unused vacation; and

                  (v) a term life insurance policy in the face amount of $500,000. which shall name such other persons as beneficiaries of all of the proceeds of the policy as the Employee may, in his sole discretion, name from time to time in writing to the carrier providing the policy;

         b. REIMBURSEMENT FOR REASONABLE BUSINESS EXPENSES. The Company shall reimburse the Employee for reasonable, ordinary and necessary expenses, as defined by the Company's policy, incurred by him in connection with the performance of his duties pursuant to this Agreement.

6.       TERMINATION OF EMPLOYMENT

         a. TERMINATION UPON DEATH OR DISABILITY. The Employee's employment and this Agreement shall terminate immediately upon the Employee's death or upon the certification by a duly licensed physician that the Employee is mentally or physically incapable of performing his duties hereunder. He, or his estate or


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              heirs, as the case may be, shall be entitled to receive his rights vested as of the date of such termination, prorated to that date, and, in the case to termination on account of disability, he, or his estate or heirs, as the case may be, shall be entitled to receive disability benefits as provided under Paragraph 5a(ii), if any.

         b. TERMINATION FOR CAUSE. At any time during the Employment Term or any Extended Employment Term hereunder, the Company shall be entitled to terminate the Employee's employment for Cause. Such Termination for Cause shall be effective immediately following the delivery by the Company to the Employee of a written notice thereof specifying the Cause. For this purpose, "Cause" shall mean: (i) fraud or embezzlement by the Employee in the course of employment; (ii) conviction of a felony or of any crime involving moral turpitude; or (iii) willful misconduct or gross negligence in the performance of his duties hereunder. In the event of such termination, the Company shall pay the Employee his Salary through the date of such termination.

         c. TERMINATION WITHOUT CAUSE. Effective at any time on or after six months from the date hereof during the Employment Term, or at any rime during any Extended Employment Term, the Company may terminate the Employee's employment without Cause upon not less than 60 days prior written notice thereof by the Company to the Employee. In the event of termination without Cause, the Employee shall be entitled to receive his Salary through the effective date of such termination and the Employee shall be entitled to any incentive Compensation accrued or owed as of the date of such termination, pro rated through the effective date of such termination. In the event that the Employee shall accept any other employment following the termination of his employment hereunder, the amount of the compensation otherwise payable to him hereunder shall be reduced by all compensation payable to him on account of such other employment.

7.       DISCOVERIES. The Employee will promptly disclose to the Company each


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         improvement, discovery, development, idea, and invention, whether patentable or not, directly or indirectly relating to the business or products of the Company, made or conceived, in whole or in part, by the Employee while employed by the Company (whether or not during Company working hours). Each such improvement, discovery, development, idea, and invention shall be the sole and exclusive property of, and is hereby assigned to, the Company.

8. COMPETITION. For a period of two years following the last payment of Salary the Employee shell receive or be entitled to receive under this Agreement, the Employee will not, without the prior written consent of the Company, solicit or engage directly or indirectly in any business or activity (either financially or as a shareholder, employee, officer, partner. independent contractor, consultant, advisor or owner, or in any other capacity, including, but not limited to, any capacity calling for the making of any investment or rendition of personal services or acts of management, operation or control) which is competitive with the "Company Business" within the geographic area in which any such Company Business is now being conducted by the Company. For purposes of this Agreement, the term "Company Business" shall mean the business of providing customer management services, including but not limited to telephone follow-up services and computerized database management.

9. CONFIDENTIALITY. The Employee agrees not to divulge, furnish or make accessible to any person or entity, and to keep strictly and absolutely confidential during the initial Employment Term, each Extended Employment Term, if any, and forever thereafter, any confidential or secret aspect of the business of the Company or any related company, including, but not limited to, the finances, trade secrets, customers, customer lists, suppliers, supplier lists, sales or distribution agents and representatives, sales or distribution agent and representative lists, methods, arts


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         or processes, and the business plans and marketing strategies of the
         Company. All records, files, drawings, documents, models, equipment, computer software and the like relating to the business of the Company which the Employee shall prepare or use or come into contact with shall remain the sole property of the Company.

10. INJUNCTIVE RELIEF. The Employee acknowledges that his compliance with his agreements in Paragraphs 8 end 9 is necessary to protect the goodwill and other proprietary interests of the Company. The Employee acknowledges that a breach of his agreements in Paragraphs 8 or 9 will result in irreparable and continuing damage to the Company and the business of the Company for which there will be no adequate remedy at law, and agrees that, in the event of any breach of the aforesaid agreements, the Company and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

11. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the Employee's employment by the Company and supersedes any prior agreements between them, whether oral or written.

12. AMENDMENTS. Any amendment to this Agreement shall be made in writing and signed by both parties hereto.

13. ENFORCEABILITY. If any provision of this Agreement shall be found by a court with proper jurisdiction to be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified, narrowed, or restricted only to the limited extent and in the manner necessary to render the same valid and enforceable, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified, narrowed, or restricted.


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14.      SUCCESSORS. This Agreement shall inure to the benefit of and shall be assignable to the successors of the business of the Company. This Agreement is personal to the Employee and may not be assigned by him.

15. WAIVERS. A waiver by one party of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as a waiver of any other provision, or a waiver of a breach of any other provision, of this Agreement.

16. NOTICES. Unless otherwise notified in writing to the contrary, any notice required or permitted by the terms hereof shall be effectively delivered for all purposes if delivered personally, upon delivery, or if mailed, upon deposit in the United States mail, registered or certified, postage prepaid, and if directed to the Company at its principal business office and in the case of the Employee, to his address appearing on the records of the Company, or to such other address as he may designate in writing to the Company.

17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto to be effective on the date first above written.

Sky Alland Research, Inc.                        Accepted

/s/ Richard M. Berkeley                          /s/ Richard T. Hebert
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Chairman of the Compensation Committee           Richard T. Hebert



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